Exhibit 99.1

MINDEN BANCORP, INC.
100 MBL BANK DRIVE
MINDEN, LOUISIANA 71055
_____________________________________
318-377-0523 TELEPHONE
318-377-0038 FAX
www.mblbank.com

PRESS RELEASE

Release Date:
February 6, 2014
For Further Information:
Jack E. Byrd, Jr., Chairman/President/CEO
318-371-4156
E-mail: jack@mblbank.com

or

Becky T. Harrell, Treasurer/CFO
318-371-4123
E-mail: becky@mblbank.com

MINDEN BANCORP, INC. ANNOUNCES
INTENTION TO DEREGISTER AS REPORTING COMPANY WITH THE SEC

Minden, Louisiana – February 6, 2014.  Minden Bancorp, Inc. (the “Company”) (OTC BB: MDNB) announced today that its Board of Directors approved the deregistration of the Company as a reporting company with the Securities and Exchange Commission. The Company intends to file a Form 15 with the SEC on or about February 7, 2014 in order to terminate the registration of the common stock under Section 12 of the Securities Exchange Act of 1934 and expects the deregistration to become effective 90 days after the Form 15 is filed.  At such time, the Company’s periodic reporting obligations under Sections 13 and 15(d) of the Exchange Act would be suspended, including its obligations to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.  The Company’s common stock will continue to be quoted and traded under the symbol “MDNB” on the OTCBB.

The Company’s decision to deregister the common stock comes in response to the adoption of the Jumpstart Our Business Startups Act (the “JOBS Act”), which, among other things, allows banks and bank holding companies to deregister with the SEC if they have fewer than 1,200 shareholders of record.  The Company’s Board of Directors authorized the deregistration after concluding that the consequences of remaining an SEC reporting company, including the significant costs associated with regulatory compliance, outweighed the current benefits of remaining as a reporting company.  The Board of Directors believes that the expense reductions inherent in deregistering its stock will benefit the Company and its shareholders and serve to maximize the long-term value of the Company.  In addition, following deregistration, the Company’s senior management will be able to focus more on the day-to-day operations of the Company as opposed to the considerable time and effort necessary to manage compliance with SEC reporting requirements.  The Company will continue to be audited by an independent accounting firm.

The Company’s wholly-owned banking subsidiary, MBL Bank, will continue to report detailed quarterly financial results to the Federal Deposit Insurance Corporation via its Call Reports, which are publicly available on the FDIC’s website at www.fdic.gov.

Minden Bancorp, Inc., headquartered in Minden, Louisiana, is the holding company for MBL Bank. The Bank is a 103 year old Louisiana-chartered, FDIC-insured commercial bank serving Minden and the surrounding areas of northwest Louisiana from two banking offices. The Bank offers a wide variety of financial services and products throughout its market area.

This news release may contain forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of l995. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Such forward-looking statements, by their nature, are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Such factors include, but are not limited to, changes to interest rates which could affect the net interest margin and net interest income, the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties. The Company does not undertake to update any forward-looking statements.

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